                                                                     Exhibit 99


BJ's Wholesale Club, Inc.    One Mercer Road   P.O. Box 9601    Natick, MA 01760



FOR IMMEDIATE RELEASE
---------------------


                                          Contact: Cathleen Maloney
                                                   Vice President,
                                                   Manager of Investor Relations
                                                   508-651-6650
                                                   cmaloney@bjs.com



                   BJ'S WHOLESALE CLUB ELECTS MICHAEL T. WEDGE

                          PRESIDENT AND CHIEF EXECUTIVE

     Natick, MA, September 9, 2002 -- BJ's Wholesale Club, Inc. (BJ:NYSE) announced today the election of Michael T. Wedge as President and Chief Executive Officer, replacing John J. ("Jack") Nugent, who has resigned for personal reasons. Mr. Wedge, who was also elected to the Board of Directors, joined BJ's in 1988 and has been Executive Vice President, Club Operations since 1997.

     Herbert J. Zarkin, Chairman of the Board of Directors, said, "We are grateful to Jack for his 12 years of dedicated service and leadership at BJ's. His valuable contributions have helped the Company become a 138-club chain with sales approaching $6 billion. We are indeed fortunate to have such a seasoned warehouse club executive as Mike Wedge to lead the Company in its next state of growth."

     The company also announced that Edward Giles has been elected Executive Vice President, Club Operations.

     BJ's Wholesale Club, Inc. introduced the wholesale club format to New England in 1984 and has since expanded to become a leading warehouse club in the eastern United States. BJ's currently operates 138 clubs in sixteen states. BJ's press releases are available on the Internet at www.bjs.com.